Exhibit d(6)
AMENDED AND RESTATED
EXHIBIT A
DATED AS OF OCTOBER 24, 2006
TO
EXPENSE LIMITATION AGREEMENT
DATED AS OF JUNE 15, 2005
     Schedule A to the Expense Limitation Agreement between CRM Mutual Fund Trust and Cramer Rosenthal McGlynn, LLC dated as of June 15, 2005 is hereby amended and restated as of the date set forth above as follows:

Fund	Class	Expense Cap	Termination Date
CRM Small Cap Value Fund	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010

CRM Mid Cap Value Fund	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010

CRM Small/Mid Cap Value	Institutional	1.25%	November 1, 2007
Fund	Investor	1.50%	November 1, 2007
	Advisor	1.75%	November 1, 2007

CRM Mid/Large Cap Value	Institutional	1.25%	November 1, 2010
Fund	Investor	1.50%	November 1, 2010
	Advisor	1.75%	November 1, 2010

CRM All Cap Value Fund	Institutional	1.25%	November 1, 2010
	Investor	1.50%	November 1, 2010
	Advisor	1.75%	November 1, 2010

Exhibit d(6)
     IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

CRM MUTUAL FUND TRUST
By:	/s/ Ronald H. McGlynn
	Name:	Ronald H. McGlynn
	Title:	Chief Executive Officer

CRAMER ROSENTHAL MCGLYNN, LLC
By:	/s/ Carlos Leal
	Name:	Carlos Leal
	Title:	Chief Financial Officer